EXHIBIT 10.2

AMENDMENT

THIS AMENDMENT (the “Amendment”) is made as of September 11, 2024, by and between AIM ImmunoTech Inc., a Delaware corporation (the “Company”), and Peter W. Rodino, III (the “Employee”).

RECITALS

WHEREAS, the Employee entered into an amended and restated employment agreement with the Company dated March 24, 2021 (the Agreement”);

WHEREAS, the Employee entered into an amendment to the Agreement on August 12, 2024 (the “August 2024 Amendment”);

WHEREAS, pursuant to Section 14 of the Agreement, the Agreement may only be modified if in writing and executed by both parties thereto;

WHEREAS, the parties hereto desire to revise the Employee’s compensation as described below; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors has determined that the aforementioned revisions to the Employee’s compensation should be implemented and have reviewed the Amendment and determined that, once executed, it will implement the aforementioned revisions;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Agreement. Paragraph 1 of the August 2024 Amendment is deleted in its entirety and replaced with the following:

“The following is added to the end of Section 3(a) of the Agreement:

(a)(i) Notwithstanding the provisions of Section 3(a), during the one year period ending August 12, 2025, the Employee’s Short term compensation shall be revised and shall consist of a base salary of $375,000 and shares of the Company’s common stock, $.001 par value, valued at $50,000, such value equal to 100% of the closing price of the Company’s common stock on the NYSE American on the trading date immediately preceding August 12, 2024.”

2. Remainder of Agreement. Aside from the foregoing amendment of Section 3(a), all other terms and conditions in the Agreement remain in full effect and continue to bind the parties.

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

AIM IMMUNOTECH INC.

By:	/s/ Thomas K. Equels
Thomas K. Equels,
Chief Executive Officer

/s/ Peter W. Rodino
Peter W. Rodino III, Employee